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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

MORTON INDUSTRIAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

MORTON INDUSTRIAL GROUP, INC.

1021 WEST BIRCHWOOD
MORTON, ILLINOIS 61550

May 3, 2005

DEAR MORTON INDUSTRIAL GROUP SHAREHOLDER:

      You are cordially invited to attend the Annual Meeting of the Shareholders of Morton Industrial Group, Inc., to be held at 10:00 a.m. Eastern Daylight Savings Time on Tuesday, June 7, 2005, at The Siena Hotel, 1505 East Franklin Street, Chapel Hill, North Carolina 27514.

      The Notice of Annual Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting. Management will report on current operations and there will be an opportunity for discussion of the Company and its activities. The 2004 Annual Report accompanies this Proxy Statement.

      It is important that your shares be represented at the meeting regardless of the size of your holding. If you are unable to attend in person, we urge you to participate by voting your shares by proxy. You may do so by filling out and returning the enclosed proxy card.

Sincerely,

William D. Morton
Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS
PRINCIPAL SHAREHOLDERS OF THE COMPANY
EXECUTIVE COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RATIFICATION OF THE SECTION OF AUDITORS (Item 2 on the Proxy Card)
MISCELLANEOUS
APPENDIX A
APPENDIX B
APPENDIX C

MORTON INDUSTRIAL GROUP, INC.

1021 WEST BIRCHWOOD
MORTON, ILLINOIS 61550

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To The Shareholders of Morton Industrial Group, Inc.:

      The Annual Meeting of the Shareholders of Morton Industrial Group, Inc. (the “Company”) will be held at The Siena Hotel, 1505 East Franklin Street, Chapel Hill, North Carolina 27514, on Tuesday, June 7, 2005, at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

1.     To elect three directors to serve for one-year terms until the Annual Meeting of Shareholders in 2006.

2.	To consider and act upon a proposal to ratify the selection of KPMG LLP as independent auditors for the Company for 2005.

3.	To transact such other business as may properly come before the meeting in connection with the foregoing or otherwise.

      The Board of Directors has fixed the close of business on April 15, 2005, as the date for the purpose of determining shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A complete list of such shareholders will be open to the examination of any shareholder during regular business hours for a period of ten days prior to the meeting at the offices of the Company at 1021 West Birchwood, Morton, Illinois 61550.

      If you do not expect to attend the meeting in person, please fill in, sign, date and return the enclosed proxy in the accompanying envelope.

By Order of the Board of Directors,

Daryl R. Lindemann
Secretary

MORTON INDUSTRIAL GROUP, INC.

1021 WEST BIRCHWOOD
MORTON, ILLINOIS 61550

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
June 7, 2005

      Morton Industrial Group, Inc., (the “Company”), is soliciting the enclosed proxy for use at the Annual Meeting of Shareholders. The meeting will convene at The Siena Hotel, 1505 East Franklin Street, Chapel Hill, North Carolina 27514, on Tuesday, June 7, 2005, at 10:00 a.m. Eastern Daylight Savings Time, or at any adjournment of the meeting.

      When you have properly executed the enclosed proxy and the Company’s Secretary has received it before the meeting, the persons designated as your proxies will vote the proxy (if you have not revoked it) in accordance with your directions on it. If you return your proxy without providing directions, the persons holding your proxy will vote it for each nominee for election as a director and for the proposal to ratify the selection of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2005. If any other matter comes before the Annual Meeting upon which a vote may properly occur, the persons holding your proxy will vote your shares in their discretion if the Company had no notice of the matter 45 days before this proxy statement is first mailed to shareholders.

      You may revoke your proxy at any time prior to the voting of the proxy by written notice to the Company, by submitting a new proxy, or by submitting a personal ballot at the meeting.

      The first date on which we are mailing this proxy statement and enclosed form of proxy to you and the Company’s other shareholders is on or about May 3, 2005.

      Outstanding Shares. As of the close of business on April 15, 2005, the record date for determining shareholders entitled to vote at the Annual Meeting, the Company had issued and outstanding 4,880,878 shares of Class A common stock and 100,000 shares of Class B common stock (together, the “Common Stock”).

      Each share of Class A common stock has one vote per share on matters to be voted upon at the Annual Meeting. Each share of Class B common stock has 3.72909 votes per share on the same matters. The shares of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of the shareholders.

      By virtue of his Common Stock ownership and proxies granted him by or on behalf of the persons listed in Notes 3 through 6 to “Principal Shareholders of the Company” of this proxy statement, Mr. William D. Morton, the Company’s Chairman, President, and Chief Executive Officer controls approximately 66.1% of the voting power of the issued and outstanding shares of Common Stock on matters requiring the vote of shareholders other than in the case of the proxies identified in Notes 3 through 6 in “Principal Shareholders of the Company”:

•	the liquidation of the Company;

•	the sale of all or substantially all of the assets of the Company; and

•	the merger or consolidation of the Company if immediately thereafter our shareholders (including Mr. Morton) do not hold the power to vote at least 60% of the votes entitled to elect directors of the Company surviving the merger or consolidation.

      In these three instances, the shares of issued and outstanding Common Stock currently held by Mr. Morton or that he may vote pursuant to the proxies identified in Notes 3 through 6 of “Principal Shareholders of the Company” would constitute approximately 46.6% of the voting power of the issued and outstanding shares of Common Stock.

      For further information about the voting rights of the Class A common stock and the Class B common stock, see Appendix A to this proxy statement.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

      Our Board of Directors has three seats. The Board of Directors recommends that shareholders elect the three continuing directors to hold office for a one-year term until the 2006 Annual Meeting or until their successors are selected and qualified. You can use the enclosed proxy to vote for election of the three continuing directors named below. If any nominee becomes unavailable for election as a director, the persons named as proxies in your proxy will vote your proxy in favor of that original nominee for the substitute nominee recommended by the Board of Directors.

      If shareholders holding at least a majority of the voting power of the Common Stock are present at the meeting, the vote of a majority of that voting power will elect the directors. Mr. Morton has advised us that he will vote the shares he votes in favor of the election of all of the named directors. Mr. Morton’s vote assures the election of the named directors.

      The age, any position with us, period of service as a director, business experience during the past five years, and directorships in other public companies as of April 15, 2005, for each of the nominees for election are:

      William D. Morton, 57, served as Chairman, Chief Executive Officer, President and a director of Morton Metalcraft Co. from 1989 until its merger into Morton Industrial Group, Inc. in 1998. At that time, he became Chairman, Chief Executive Officer, President and a director of Morton Industrial Group, Inc.

      Fred W. Broling, 69, is retired as Chairman of the Board and Chief Executive Officer of US Precision Glass Company, a position he held from 1998-2002. He served as Chairman of the Board and Chief Executive Officer of PureTec Corporation and its predecessors from 1993 to 1998. Mr. Broling served as a director of Morton Metalcraft Co. from 1989 until its merger into Morton Industrial Group, Inc. in 1998. At that time, he became a director of Morton Industrial Group, Inc. Mr. Broling is a member of our Audit Committee and our Compensation and Stock Option Committee.

      Mark W. Mealy, 47, was a Managing Director of Wachovia Securities, Inc. and its predecessors from 1989 until October 15, 2004. Since leaving Wachovia, Mr. Mealy’s principal occupation is serving as the managing member of Eastover Group, LLC, a firm engaged in the business of making private equity investments. Mr. Mealy served as a director of Morton Metalcraft Co. from 1995 until its merger into Morton Industrial Group, Inc. At that time, he became a director of Morton Industrial Group, Inc. Mr. Mealy is a member of our Audit Committee and our Compensation and Stock Option Committee. Mr. Mealy also serves as our lead independent director. Mr. Mealy is a director of American Reprographics Company, a provider of document management services, where he serves on the company’s Audit Committee.

      Our Board of Directors met four times during 2004 and acted by unanimous written consent on three occasions. All of our Directors participated in 75% or more of the meetings of the Board of Directors and the Committees of the Board on which they served. Our Board of Directors has an Audit Committee and Compensation and Stock Option Plan Committee, but does not have a standing nominating committee or governance committee.

      The Company encourages its directors to attend the Annual Meeting of Shareholders and normally holds a meeting of its directors immediately after the Annual Meeting. In 2004, all of the Company’s directors attended the Annual Meeting.

      Audit Committee. Pursuant to its charter, a copy of which is attached as Appendix B, the Audit Committee reviews matters relating to the quality of financial reporting and internal accounting controls, selects our independent auditors, and reviews their independence and the extent and results of their audits. The Audit Committee met four times in 2004. The Report of the Audit Committee appears on pages 15-16 of this Proxy Statement. Our Board of Directors has not determined that either of the two members of the Audit

Committee is an “audit committee financial expert” as that term is defined in the rules of the Securities and Exchange Commission. The Company has been unable to identify and recruit candidates that satisfy Securities and Exchange Commission requirements for that role. Since the two members of the Audit Committee constitute a majority of the Board of Directors, the Board has not determined independently their independence. The Company and the Board of Directors believe, however, that the committee’s members are independent within the meaning of the term under the rules of the Securities and Exchange Commission and within the meaning of NASD Rule 4022(a)(15).

      Compensation and Stock Option Plan Committee. The duties of the Compensation and Stock Option Plan Committee include the review and approval of the compensation of our officers and the administration of our stock option plan. The committee met two times in 2004. The Committee’s report appears on pages 12-14 of this proxy statement.

      Nomination of Directors. The Board of Directors does not have a nominating committee for the nomination of directors. The Board believes that the small size of the Board makes it appropriate for all of the directors to consider candidates and designate nominees. The Board of Directors will consider director candidates recommended by shareholders. Shareholders wishing to make a recommendation for the 2006 Annual Meeting should submit them by December 31, 2005 in writing to:

Morton Industrial Group, Inc.
1021 West Birchwood
Morton, Illinois 61550
Attention: Secretary

The Board of Directors has not established specific or minimum qualifications for nominees and directors. The members of the Board will use subjective processes for evaluating nominees based on the information available to them and their perception of the needs of the Board.

      Code of Ethics. The Company has adopted a Code of Ethics that applies to all of the employees, officers and directors, including the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics contains written standards that the Company believes are reasonably designed to deter wrongdoing and to promote appropriate corporate citizenship, including, but not limited to:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest in business or personal relationships;

•	Accurate record-keeping and accurate and timely public disclosure and reporting to the Securities and Exchange Commission;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting of illegal behavior or violations of the Code to an appropriate person or persons named in the Code; and

•	The encouragement of open communications among employees and the adherence by senior officers to the requirements of the Code.

      A copy of the Code of Ethics is Appendix C to this Proxy Statement. The Company will provide to any person without charge, upon request, a copy of our Code of Ethics. Requests for a copy of the Company’s Code of Ethics should be made to the Secretary at 1021 West Birchwood, Morton, Illinois 61550. The Company intends to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or a waiver from, a provision of the Code of Ethics that applies to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the Code definition enumerated in Securities and Exchange Commission, Regulation S-K, Item 406(b) by posting such information on our Web site at http://www.mortongroup.com within five business days following the date of the amendment or waiver.

      Shareholder Communications with the Board. Shareholders may send communications to the Board of Directors or its Audit Committee, including complaints regarding accounting, internal accounting controls, or auditing matters. Communications should be sent to the Board of Directors or its Audit Committee or specific directors by regular mail to the attention of the Board of Directors, its Audit Committee, or specific directors, at the principal executive office at 1021 West Birchwood, Morton, Illinois 61550. All of these communications will be reviewed by our Secretary (1) to filter out communications that our Secretary deems are not appropriate for our directors, such as “spam” and communications offering to buy or sell products or services, and (2) to sort and relay the remainder to the appropriate directors. We encourage all of our directors to attend the Annual Meeting of Shareholders, if possible.

      Compensation of Directors. We paid our directors, other than Mr. Morton, $36,000 each for their services as directors.

      Because of the increased responsibilities of the Audit Committee and especially its chair arising in the post-Sarbanes-Oxley period, we decided to compensate the chair of that committee at an annual rate of $16,000, payable in equal monthly installments beginning in 2005.

      During 2004, we also established the position of Lead Independent Director. The possible roles of the Lead Independent Director include (i) convening and chairing meetings of the independent directors and developing the agenda for such meetings, (ii) facilitating the flow of information between the independent directors and the corporation’s Chief Executive Officer (“CEO”), (iii) conferring with the CEO about the agenda of meetings of the full board of directors and its committees, (iv) assisting in the identification of candidates for board membership, (v) recommending the retention of consultants when required by the corporation, (vi) together with the Chair of the compensation and Stock Option Committee, leading the board’s evaluation of the performance of the CEO and other executive officers of the corporation, (vii) evaluating the quality, quantity, and timeliness of information provided to the directors by the corporation’s officers and management employees, (viii) monitoring corporate governance compliance and overseeing the development of new corporate governance initiatives, (ix) monitoring corporate ethics codes and practices, (x) monitoring the corporation’s risk management policies and practices, (xi) acting as a spokesman for the corporation in the absence of the CEO, and (xii) performing such other functions of a director as the board of directors may determine from time to time. The Lead Independent Director performs these roles as circumstances require. To compensate the Lead Independent Director for performing his duties, we determined to pay him $20,000 per year in equal monthly installments beginning in 2005.

      Executive Officers. During 2004, our executive officers were Mr. Morton, Daryl R. Lindemann, and Rodney B. Harrison.

      Mr. Lindemann, age 50, has served as our Secretary since January 1998, and as Chief Financial Officer of the Company since June 8, 2004. He served as the Vice President of Finance & Support Services of Morton Metalcraft Co. from July 1, 2001 to June 8, 2004, after serving as its Chief Financial Officer from January 1, 2000 to July 1, 2001. Between September 1, 1998, and January 1, 2000, Mr. Lindemann was our Vice President of Business Development and Acquisitions. From January, 1998 to September, 1998, he served as our Vice President of Finance and Treasurer. Mr. Lindemann joined Morton Metalcraft Co. in 1990 as Vice President of Finance, Treasurer, and Secretary.

      Mr. Harrison, 53, has served as Vice President of Finance since February 3, 2003. From January 1, 2000, until assuming his present position, Mr. Harrison served as our Director of Finance, and from January 15, 1998, through December 31, 1999, he was a corporate analyst for the Company. Before joining us, Mr. Harrison was the Chief Financial Officer of the ROHN Division of UNR Industries.

PRINCIPAL SHAREHOLDERS OF THE COMPANY

      The following sets forth certain information regarding the beneficial ownership of our Class A common stock, par value $.01 per share, and Class B common stock, par value $.01 per share (with the Class A common stock and the Class B common stock being referred to as the “Common Stock”), as of April 15, 2005, by (i) all our shareholders who own more than 5% of our Common Stock, (ii) each director who is a shareholder, (iii) our executive officers who are shareholders, and (iv) all directors and executive officers as a group, as determined in accordance with Rule 13(d) under the Securities Exchange Act of 1934. William D. Morton, our Chairman, President and Chief Executive Officer, currently has the ability to cast 66.1% of our shareholder votes on most matters. (This voting percentage becomes 67.9% if all options exercisable within 60 days after April 15, 2005, and Director Shares (as defined in note 3) in which Mr. Morton has a beneficial interest are counted.) See notes (2) through (6) below. The address for each of our directors and executive officers is 1021 West Birchwood, Morton, Illinois 61550.

	Amount and Nature		Percentage of
	of Beneficial		Outstanding Shares
Name and Address of Beneficial Owner	Ownership(1)		of Common Stock(1)

William D. Morton	3,505,819	(2)(3)	66.3%
Mark W. Mealy	1,191,479	(3)	23.8%
Fred W. Broling	245,007	(4)	4.7%
Rodney B. Harrison	17,032	(5)	*
Daryl R. Lindemann	131,196	(6)	2.6%
Tontine Capital Partners, L.P. and affiliates(7)	268,800		5.4%
All directors and executive officers as a group (5 persons)	3,505,819		66.3%

*	less than 1%.

(1)	For the purposes of the computation of percentages of our Common Stock presented in this table, a holder is deemed to beneficially own all shares that the holder may acquire upon the exercise of options held by the holder if the options are exercisable within 60 days. Such shares that the holder may acquire (but no shares that any other holder may acquire upon the exercise of options held by such other holder) are deemed to be outstanding.

(2)	Mr. Morton is the holder of record of, and he has sole voting power with respect to, 1,253,990 shares of Class A common stock and 100,000 shares of Class B common stock. His directly owned Class A and Class B shares constitute 27.2% of the issued and outstanding Common Stock and 31.0% of the voting power of the issued and outstanding Common Stock.

(3)	As described below, Mr. Morton has beneficial but not record ownership of 1,843,552 shares or 37.0% of the outstanding shares of Common Stock by virtue of certain proxies granted to him. He has shared voting power with respect to 985,678 of those shares and sole voting power with respect to the remaining 857,874 shares. 100,000 of Mr. Morton’s directly owned shares are Class B common stock. The remainder of his directly owned shares are shares of Class A common stock. Based on the number of shares outstanding as of April 15, 2005, each share of Class B common stock will have 3.72909 votes at the Annual Meeting. For a description of how we determine the number of votes for a share of Class B common stock and the cap on the number of votes a Class B share may have, see Appendix A to this proxy statement.

On August 27, 2003, Mr. Mealy, a director of the Company, acquired all of the Class A and Class B common stock owned by Three Cities Holdings Limited and its affiliates. As a result of the purchase, Mr. Mealy’s Class B shares automatically converted to shares of Class A common stock with one vote per share, and Mr. Mealy acquired a total of 1,021,678 shares of Class A common stock in the transaction. As described in “Certain Relationships and Related Transactions — Shareholders Agreement”, Mr. Morton and Mr. Mealy have shared voting power with respect to 985,678 of these shares. In March, 2004, Mr. Mealy made gifts, using 36,000 shares of Class A common stock, to certain family members who became subject to the Voting Agreement described in “Certain Relationships and Related

Transactions — Voting Agreement”. Under that agreement, Mr. Morton has sole voting power for these shares. On December 16, 2004, Mr. Mealy transferred 1,020,678 shares of Class A common stock originally acquired from Three Cities Holding Limited to Eastover Group, LLC, a limited liability company of which he is the managing member. These shares remain subject to the Shareholders Agreement identified above. Eastover Group, LLC’s address is 4201 Congress Street, Suite 160, Charlotte, North Carolina 28209.

The shares of Class A common stock and Class B common stock held by Mr. Morton and Mr. Mealy are subject to certain transferability and conversion restrictions pursuant to a shareholders agreement. See “Certain Relationships and Related Transactions — Shareholders Agreement”. All officers and directors of the Company and its Subsidiaries have also granted Mr. Morton the sole power to vote on all matters. See “Certain Relationships and Related Transactions — Voting Agreement” for a description of these voting rights. Included in this group is Mr. Mealy with respect to 141,906 shares of Class A common stock he acquired upon the exercise of options or from persons other than Three Cities Holdings Limited, 25,000 exercisable options, and 3,895 shares of Class A common stock issuable upon his retirement as a director (“Director Shares”). By virtue of these proxies and his ownership of our Common Stock, Mr. Morton currently has the ability to cast 66.1% (67.9% if 308,278 options exercisable within 60 days and Director Shares in which Mr. Morton has a beneficial interest are counted) of our shareholder votes on most matters.

(4)	These 177,778 shares of Class A common stock, and 63,334 exercisable options and 3,895 Director Shares are subject to the proxy or voting agreement described in “Certain Relationships and Related Transactions —Voting Agreement.”

(5)	Includes 14,532 shares of Class A common stock, and options currently exercisable for 2,500 shares. Mr. Harrison’s shares that are now outstanding and those that would be issued upon the exercise of his options are or will become subject to the proxy described in “Certain Relationships and Related Transactions — Voting Agreement.”

(6)	Includes 116,196 shares of Class A common stock, and options currently exercisable for 15,000 shares. The shares now outstanding and those issuable upon the exercise of options are or will be subject to the proxy described in “Certain Relationships and Related Transactions — Voting Agreement.”

(7)	On a schedule 13G filed November 19, 2004, Tontine Capital Partners, L.P., Tontine Capital Management, L.L.C., Tontine Overseas Associates, L.L.C., and Jeffrey L. Gendell reported beneficial ownership of an aggregate of 268,800 shares of the Class A Common Stock. The address of the three entities and individual is 55 Railroad Avenue, 3rd Floor, Greenwich, Connecticut 06830. The Schedule 13G states that these beneficial owners had shared voting and dispositive powers. Mr. Morton does not have any voting power with respect to these securities.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table provides certain summary information concerning compensation of the Company’s executive officers.

		Annual Compensation				Long-Term Compensation

						Awards		Payouts

							Securities
						Restricted	Underlying
				Other Annual		Stock	Options/	LTIP	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation		Award(s)($)	SARs(#)	Payouts ($)	Compensation ($)

William D. Morton	2004	$380,000	$200,000	$2,785	(1)	0	0	0	$5,565	(2)
Chairman, Chief	2003	360,000	150,000	13,675	(3)	0	0	0	22,280	(4)
Executive Officer	2002	340,200	0	16,531	(5)	0	0	0	22,287	(6)
And President
Daryl R. Lindemann	2004	160,000	50,000	4,885	(8)	0	0	0	690	(9)
Chief Financial	2003	155,000	39,195	6,965	(10)	0	100,000	0	1,050	(11)
Officer and	2002	150,000	0	4,119	(12)	0	12,500	0	1,015	(13)
Secretary(7)
Rodney B. Harrison	2004	125,000	30,000	1,107	(15)	0	0	0	524	(16)
Vice President of	2003	120,000	15,000	0		0	20,000	0	690	(17)
Finance(14)

(1)	Represents a tax gross up for imputed income related to a car allowance.

(2)	Represents a life insurance premium we paid in the amount of $1,290 and $4,275 of imputed income related to a car allowance.

(3)	Represents (i) a tax gross up in the amount of $9,847 for imputed income related to a split dollar life insurance policy and (ii) a tax gross up in the amount of $3,828 for imputed income related to a car allowance. The parties agreed to terminate the split dollar policy in 2003.

(4)	Represents (i) a life insurance premium we paid in the amount of $1,290, (ii) imputed income in the amount of $15,114 with regard to split dollar life insurance coverage, and (iii) $5,876 of imputed income related to a car allowance. The parties agreed to terminate the split dollar coverage in 2003.

(5)	Represents (i) a tax gross up in the amount of $11,906 for imputed income related to a split dollar life insurance policy and (ii) a tax gross up in the amount $4,625 for imputed income related to a car allowance.

(6)	Represents (i) life insurance premium we paid in the amount of $1,290 (ii) imputed income in the amount of $15,122 with regard to split dollar life insurance coverage, and (iii) $5,875 of imputed income related to a car allowance.

(7)	Mr. Lindemann, age 50, has served as our Secretary since January 1998 and as Chief Financial Officer since June 8, 2004. He was our Senior Vice President of Finance & Support Services of Morton Metalcraft Co. from July 1, 2001 to June 8, 2004, after serving as its Chief Financial Officer from January 1, 2000 to July 1, 2001. Between September 1, 1998, and January 1, 2000, Mr. Lindemann was our Vice President of Business Development and Acquisitions. During the rest of 1998 following the Merger, he served as our Vice President of Finance and Treasurer. He joined Morton Metalcraft Co. in 1990 as Vice President of Finance, Treasurer, and Secretary and held the same positions in Morton before the merger.

(8)	Represents payments made under our variable incentive plan.

(9)	Represents a life insurance payment we paid.

(10)	Represents (i) a $6,676 payment under our variable incentive plan and (ii) a tax gross up in the amount of $289 for imputed income related to a split dollar life insurance policy. The parties agreed to terminate the split dollar policy in 2003.

(11)	Represents (i) a $450 life insurance premium we paid and (ii) imputed income in the amount of $600 with respect to split dollar life insurance coverage. The parties agreed to terminate the split dollar coverage in 2003.

(12)	Represents (i) a $3,847 payment under our variable incentive plan and (ii) a tax gross up in the amount of $272 for imputed income related to a split dollar life insurance policy.

(13)	Represents (i) a $450 life insurance premium we paid and (ii) imputed income in the amount of $565 with respect to split dollar life insurance coverage.

(14)	Mr. Harrison began serving in the indicated position on February 3, 2003.

(15)	Represents payments under our variable incentive plan.

(16)	Represents a life insurance premium we paid.

(17)	Represents a life insurance premium we paid.

Option Grants in Last Fiscal Year

      We did not grant any options to our executive officers in 2004.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year End Option/ SAR Values

      The following table provides information concerning options exercised during the fiscal year ended December 31, 2004, by each of the named executive officers and the value of unexercised options held by such executive officers on December 31, 2004.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-end Options Values

Number of Securities
			Underlying		Value of Unexercised in-
			Unexercised Options/		the-Money Options at
			SARs (#)		December 31, 2004 (1)($)
Shares Acquired
Name	on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

William D. Morton	—	—	—	—	—	—
Daryl R. Lindemann	41,666	$225,622	15,000	70,834	$60,375	$406,566
Rodney B. Harrison	6,666	39,329	2,500	13,334	10,063	76,670

(1)	Based upon the per share price of the Class A common stock of $5.90 on the OTC Bulletin Board on December 31, 2004, the last reported transaction in 2004, less the exercise price.

Employment Agreement

      On January 20, 1998, we entered into employment agreements with Mr. Morton and Mr. Lindemann. Mr. Morton’s employment agreement provides that he will serve as our Chairman and Chief Executive Officer for an initial term of ten years and continues thereafter year to year unless and until either party gives the other six months advance written notice of termination of the employment agreement. Mr. Morton’s employment agreement provided for an annual base salary in 1998 in the amount of $280,000 and a minimum increase thereafter of 5% annually.

      Under the terms of his employment agreement, Mr. Morton will:

•	participate in our incentive compensation plans as in effect from time to time;

•	be entitled to certain fringe benefits; and

•	participate in all employee benefit, retirement and welfare plans that we maintain and that are applicable generally to our executives;

subject to the generally applicable eligibility and other provisions. Mr. Morton’s employment agreement also contains non-solicitation, confidentiality and non-supply provisions. In the event of the termination of Mr. Morton’s employment:

•	by us for cause, as defined in his employment agreement;

•	by him, other than a constructive termination, as defined in his employment agreement; or

•	due to death or disability, as defined in his employment agreement;

Mr. Morton will receive his base salary and benefits through the date of termination. If we terminate Mr. Morton’s employment for any other reason or Mr. Morton terminates it due to a constructive termination, we will pay Mr. Morton’s salary, and Mr. Morton will be eligible to continue participation in all medical, dental, hospitalization, disability and life insurance plans, through:

•	December 31, 2007, if the termination occurs on or prior to June 30, 2007; or

•	six months from the date of termination if the termination occurs after June 30, 2007;

subject to the terms of his employment agreement, including continued compliance with any applicable non-solicitation, confidentiality or non-supply provisions.

      Mr. Lindemann’s employment agreement provides for a three year term and continues thereafter year to year unless and until either party gives the other six months advance written notice of termination.

Mr. Lindemann’s employment agreement provides for an annual base salary in 1998 of $95,000, annual raises of not less than $5,000 and an annual bonus in an amount to be determined, based on the attainment of certain performance targets. Mr. Lindemann’s employment agreement entitles him to participate in all employee benefit plans, incentive plans and fringe benefits offered to our employees that are applicable generally to our employees, subject to the generally applicable eligibility and other provisions. Mr. Lindemann’s employment agreement contains non-solicitation, confidentiality and non-supply provisions. Mr. Lindemann’s employment agreement also provides that if his employment is terminated:

•	by us for cause, as defined in his employment agreement;

•	by him other than due to a constructive termination, as defined in his employment agreement; or

•	due to death or disability, as defined in his employment agreement;

Mr. Lindemann will receive his base salary and benefits through the date of termination. If we terminate Mr. Lindemann’s employment without cause, as defined in his employment agreement, or if Mr. Lindemann terminates it due to a constructive termination, as defined in his employment agreement, Mr. Lindemann will receive his base salary, and will continue participation in all of our medical, dental, hospitalization, disability and life insurance plans, for six months, subject to the terms of the employment agreement, including continued compliance with any applicable non-solicitation, confidentiality or non-supply provisions.

Certain Relationships and Related Transactions

Shareholders’ Agreement

      Mr. Morton, Mr. Mealy and Eastover Group, L.L.C. (“Eastover”, a limited liability company in which Mr. Mealy is the managing member) are parties to a shareholders’ agreement that was originally among Mr. Morton and Three Cities Holdings Limited and certain of it affiliates. Under the shareholders’ agreement, Mr. Mealy and Eastover, as successors to Three Cities Holdings Limited and its affiliates, have granted Mr. Morton a proxy to vote all of the Class A common stock and all of the Class B common stock owned by either of them. Mr. Morton’s proxy covers all matters to be voted upon by our shareholders except:

•	the liquidation of our company;

•	any sale of all, or substantially all, of our assets; or

•	any merger or consolidation involving our company if immediately thereafter, our shareholders (including Mr. Morton) do not hold the power to vote at least 60% of the votes entitled to elect the directors of the Company surviving such merger or consolidation.

In the event that:

•	Mr. Mealy and Eastover are entitled to vote for any such sale, merger or consolidation described immediately above;

•	Mr. Mealy and Eastover fail to vote in favor of such transaction; and

•	the transaction is not approved by our shareholders;

Mr. Morton may elect to cause Mr. Mealy and Eastover to purchase all (but not less than all) of the Class A common stock and Class B common stock then owned by Mr. Morton and his affiliates for a purchase price equal to fair market value of the assets he would have received in such proposed transaction. If Mr. Morton would have retained any stock in the proposed transaction, then the purchase price for such stock will be equal to the fair market value of such stock.

      Mr. Morton’s proxy will terminate upon the earliest of the following dates or events:

•	January 20, 2008;

•	Mr. Morton’s death or disability, as defined in his employment agreement;

•	termination of Mr. Morton’s employment with us, other than a constructive termination, as defined in his employment agreement;

•	termination of Mr. Morton’s employment by us for cause, as defined in his employment agreement; or

•	if Mr. Morton’s ownership of Class A common stock falls below 1,096,425 shares, including for this purpose shares issuable upon conversion or exercise, as adjusted to reflect stock splits.

      The shareholders’ agreement also includes the following restriction on transfers of our stock:

•	Mr. Mealy, Eastover, Mr. Morton and certain of their respective affiliates will not purchase additional shares of Class A common stock or Class B common stock without the approval of both the other party and our Board of Directors.

This limitation does not apply to the purchase of shares by Mr. Morton and certain of his affiliates pursuant to options that may be issued to Mr. Morton pursuant to our 1997 Stock Option Plan.

      The shareholders’ agreement also contains the following restrictions on transfers of Class A common stock: none of Mr. Mealy, Eastover, nor Mr. Morton nor certain of their respective affiliates can transfer any shares of Class A common stock without complying with the following procedure and requirements:

•	prior to making any such transfer, Mr. Mealy, Eastover, Mr. Morton and certain of their respective affiliates must give notice to the other group of its intention to make such sale and state the amount of shares proposed to be transferred;

•	if the recipient of the transfer notice does not notify the sender of the transfer notice of its intention to also sell shares of Class A common stock, the sender of the transfer notice can sell such shares in an amount up to a number agreed to by the parties pursuant to the shareholders’ agreement; and

•	if the recipient of the transfer notice notifies the sender of the transfer notice that it also intends to transfer shares of Class A common stock, both groups can transfer Class A common stock up to each group’s respective agreed upon number.

Any transfers made pursuant to this provision must be concluded within 60 days of the date that the transfer notice is provided. The parties to the shareholders’ agreement agreed that the limitation on the number of shares either group could sell would be calculated as follows:

•	if the maximum sale number (which equals the number of shares of Class A common stock that can be sold without causing a “change in ownership,” as defined in section 283 of the Internal Revenue Code of 1986, as amended) is less than the number of shares of Class A common stock owned by Mr. Mealy, Eastover and certain of his affiliates and Mr. Morton and certain of his affiliates, each group shall be permitted to sell a number of shares equal to its pro rata share of the maximum sale number, based upon each group’s ownership of the outstanding number of shares of Class A common stock at the time;

•	if the maximum sale number is greater than the number of shares of Class A common stock owned by Mr. Mealy, Eastover and certain of his affiliates and Mr. Morton and certain of his affiliates; in the case of Mr. Mealy, Eastover and certain of his affiliates, the number of shares they can sell equals the number of shares of Class A common stock owned by them at such time; and in the case of Mr. Morton and certain of his affiliates, the number of shares they can sell equals the maximum sale number minus the number of shares of Class A common stock owned by them at such time.

For purposes of any calculation made under these provisions, the number of shares of Class A common stock owned by Mr. Morton and certain of his affiliates is deemed to be 388,990 shares less any such shares sold by

Mr. Morton and certain of his affiliates after the effectiveness of the Merger but not less than zero. The permitted number for Mr. Morton and certain of his affiliates may exceed 388,990 under this calculation.

          Voting Agreement

      Commencing January 20, 1998, and at later dates Mr. Morton entered into voting agreements with certain directors and current and former officers of our company and our subsidiaries, three donees of shares previously held by Mr. Mealy, an individual who acquired shares of Class A common stock from Mr. Morton. This group currently includes Mr. Broling, Mr. Mealy, Mr. Lindemann, Mr. Harrison and all officers of our Company and of our subsidiaries who own shares of Class A common stock or hold options to purchase Class A common stock, as well as several officers who have left the employment of the Company, the three donees and one individual. Under the voting agreement, these individuals granted Mr. Morton an irrevocable proxy to vote their shares of Class A common stock (including shares subsequently obtained upon the exercise of options) on all matters presented to our shareholders for a vote. We expect that future options granted to our officers and officers of our subsidiaries will be subject to this voting agreement. The proxy terminates upon the earliest of:

•	January 20, 2008;

•	Mr. Morton’s death or disability, as defined in his employment agreement;

•	Mr. Morton’s terminating his employment with us, other than a constructive termination, as defined in his employment agreement; or

•	our termination of Mr. Morton’s employment for cause, as defined in his employment agreement.

As of April 15, 2005, the voting agreement applies to 822,873 outstanding shares of Class A common stock, options to purchase 597,151 shares of Class A common stock, of which 300,488 are exercisable or become exercisable within 60 days of April 15, 2005, and 7,790 Director Shares.

Stock Performance Graph

      The following graph compares the yearly percentage change in the cumulative total shareholder return on the Corporation’s common stock during the five years ended December 31, 2004, with the cumulative total return on the Nasdaq Stock Market and on Nasdaq non-financial stocks. The Comparison assumes $100 was invested on December 31, 1999, in the Company’s publicly traded common stock and in each of the two indices and assumes the reinvestment of dividends.

Compensation Committee Interlocks and Insider Participation

      Mr. Fred Broling and Mr. Mark Mealy served on the Compensation and Stock Option Committee of the Board of Directors during 2004. Neither is or has served as a Company officer. No officer or director of the Company serves or has served on a compensation committee of an employer of Mr. Broling or Mr. Mealy.

Report on Executive Compensation by Representatives

of the Compensation and Stock Option Committee

      This Report of the Compensation and Stock Option Committee covers the following topics:

•	The role of the Committee in the Company’s executive compensation program

•	Executive compensation principles

•	Components of the compensation program

•	Compensation of the Chief Executive Officer

Role of the Compensation and Stock Option Committee

      During 2004, two non-employee directors served on the Committee: Mr. Broling and Mr. Mealy. The Committee reviews overall compensation principles annually. This review includes each element described below and an assessment of the overall effectiveness of the program. The Committee examines, establishes, and modifies the individual compensation levels of the Company’s executive officers. The Committee also administers the Company’s stock option plan and awards options under it.

Executive Compensation Principles

      The Company’s compensation program is intended to motivate and retain the key talent it needs to be a market leader in its industry. The committee’s primary goal is to develop and administer a compensation program that will support the Company’s strategy of pursuing growth through manufacturing excellence, customer satisfaction, acquisitions, and internal growth. Guiding our development of the compensation program is the desire to obtain superior short term performance from the Company’s executive officers by aligning their cash compensation with the annual performance of the Company. We also seek to foster the long-term development of the Company and growth in shareholder value through the award of stock options.

Components of the Compensation Program

      The components of our compensation program are:

•	Base salary

•	Short term bonus and other incentives

•	Long term incentives

1.	Base Salary

      Base salaries for our executive officers other than the Chief Executive Officer are based upon amounts set in employment agreements or terms of employment and increases of $5,000 each year. The base salary amounts are those that we, with the advice of the Chief Executive Officer, believe are sufficient to attract and retain qualified persons.

2.	Short Term Bonus and Other Incentives

      We will use the annual bonus component of incentive compensation to align our executive officers’ pay with short-term (annual) performance of the Company. We will also use bonus payments to recognize and encourage outstanding individual performance. We intend to set Company performance targets and individual performance goals that will guide us in determining the amount of the bonuses. In 1998 we implemented a special compensation program under which our executive officers will receive monthly, quarterly or annual bonuses based on the Company’s EBITDA performance (earnings before interest, taxes, depreciation, and amortization) which must be in excess of 95% of the Company’s EBITDA target for the year. The Company paid bonuses aggregating $280,000 for 2004. See the Summary Compensation Table for additional information. We plan to continue this program in 2005.

      Our executive officers other than the Chief Executive Officer also participate in the Company-wide variable incentive plan. Under this plan most of the Company’s employees receive payments based upon the Company’s attaining monthly performance goals.

3.	Long Term Incentives: Stock Options

      We use grants under the Company’s stock option plan to strengthen the linkage between executive compensation and shareholder return, provide additional incentives to executive officers tied to the growth of the stock price over time, and encourage continued employment with the Company and its subsidiaries. The options generally have a term of ten years and become exercisable over three years and the exercise price is the market price for the Company’s Class A common stock on the date of the option grant. We will base option awards on the individual executive officer’s scope of responsibility, the Company’s performance, and our subjective evaluation of the individual’s performance. We will not attach specific weight to these factors. We may also assist management in attracting new officers by including options in the compensation package that the Company offers.

      In 2004, we did not grant any options to our executive officers.

Compensation of the Chief Executive Officer

      In 2004, the Company’s most highly compensated executive officer was William D. Morton, the Company’s Chairman, Chief Executive Officer, and President. Mr. Morton and the Company entered into an employment agreement on January 20, 1998, that set his base compensation for 1998 at $280,000. That base amount increases a minimum 5% per year during the term of the contract. For 2004, the increase over 2003 was 5.5%. We review Mr. Morton’s contract annually for potential cost of living and performance adjustments. We have not made any such adjustments since the inception of the contract. For 2004, we granted Mr. Morton a bonus of $200,000 based upon his leadership of the Company during a year of improved economic performance. For additional information about Mr. Morton’s employment agreement, see page 8 of this proxy statement.

      Unlike all other employees, Mr. Morton does not participate in the Company’s variable incentive plan, and we did not grant any options to him in 2004.

Respectfully submitted,

Fred W. Broling

Mark W. Mealy

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      The Company is not aware of any executive officer, director or ten percent shareholder who failed to file on a timely basis any report required to be filed by Section 16(a) of the Securities Exchange Act of 1934.

RATIFICATION OF THE SECTION OF AUDITORS

(Item 2 on the Proxy Card)

      The Board of Directors proposes and recommends that the shareholders ratify its selection of the firm of KPMG LLP as independent auditors for the Company for 2005. In accordance with the Company’s practice, a member of that firm will attend the Annual Meeting and have an opportunity to make a statement if he desires to do so and to respond to appropriate questions which may be asked by shareholders. If shareholders holding at least a majority of the voting power of the Common Stock are present at the meeting, the vote of a majority of that voting power will ratify the appointment of our auditors. Mr. Morton has advised us that he will vote the shares he votes in favor of the ratification of the appointment of KPMG LLP. Mr. Morton’s vote assures the ratification of the appointment of KPMG LLP.

Audit Fees

      KPMG billed the Company aggregate fees of approximately $432,000 and $383,500 for professional services provided for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2004 and 2003 respectively, and for reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the first three quarters of these fiscal years.

Audit-Related Fees

      During the fiscal years ended December 31, 2004, and 2003, KPMG did not bill the Company for any audit-related services. Audit-related fees are those that are reasonably related to the performance of the audit or review of our financial statements that are not included in the audit fees disclosed above.

Tax Fees

      KPMG billed the Company aggregate fees of $42,000 and $68,000 for tax services provided in the fiscal years ended December 31, 2004 and 2003, respectively. These fees resulted primarily from the preparation of the Company’s tax returns for the fiscal years ended December 31, 2003 and 2002, and assistance with sales tax recoveries and advice about employee payroll tax matters. The Audit Committee of the Board of Directors considered these activities to be compatible with the maintenance of KPMG’s independence.

All Other Fees (Including Financial Information Systems Design and Implementation Fees)

      During the fiscal years ended December 31, 2004 and 2003, the Company did not engage KPMG to perform any services other than the audit, audit-related, and tax services described above.

      The Audit Committee approves any engagement of auditors in advance of the engagement.

Report of the Audit Committee of the Board of Directors

      The Audit Committee of the Board has two members, each of whom the Company and the Board of Directors believe is “independent” as NASD Rule 4200(a)(14) defines such term. The Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee operates under a written charter that was approved by the Board of Directors. A copy of the charter is attached as Appendix B.

      Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit and expressing an opinion on the conformity of the Company’s consolidated financial statements with generally accepted accounting principles.

      In connection with these responsibilities, the Audit Committee met with the Company’s management and independent accountants to review and discuss the Company’s December 31, 2004 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee received written disclosures from the independent accountants required by Independence Standards Board Standard

No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

      Based on the Audit Committee’s review and discussions with management and the independent accountants discussed above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, to be filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Fred W. Broling
Mark W. Mealy

MISCELLANEOUS

      Solicitation of Proxies. We will bear all of the costs of the solicitation of proxies for use at the Annual Meeting. Since Mr. Morton controls a majority of the votes to be cast at the meeting, we do not expect to incur significant costs for proxy solicitation. We will request that banks, brokerage houses and other institutions, nominees and fiduciaries forward the proxy materials to the beneficial owners of the Common Stock held of record by such persons and entities and will be reimbursed for their reasonable expenses in forwarding such material.

      Incorporation by Reference. The Report on Executive Compensation appearing on pages 12-14, the Stock Performance Graph on page 12 of this proxy statement, and the information about audit fees and the Report of the Audit Committee on pages 15-16 of this proxy statement shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that we specifically incorporate the reports or graph by reference and neither the reports nor the graph shall otherwise be deemed filed under such Acts.

      Next Annual Meeting and Deadline for Submitting Shareholder Proposals. The Bylaws provide that the Annual Meeting of our Shareholders will be held on the fourth Thursday of May in each year unless otherwise determined by the Board of Directors. In recent years, the Board of Directors have directed that the Annual Meeting be held on the Tuesday in the first full week in June.

      To be considered for inclusion in next year’s Annual Meeting proxy statement, shareholder proposals must arrive at our offices no later than the close of business on January 5, 2006. Proposals should be addressed to Daryl Lindemann, Secretary, Morton Industrial Group, Inc., 1021 West Birchwood, Morton, Illinois 61550.

      For any proposal that is not submitted for inclusion in next year’s Annual Meeting proxy statement, but is instead sought to be presented directly at the 2006 Annual Meeting, SEC rules permit the directors to vote proxies in its discretion if the Company: (i) receives notice of the proposal before the close of business on March 22, 2006, and advises shareholders in the 2006 Annual Meeting proxy statement about the nature of the matter and how the directors intend to vote on such matter, or (ii) does not receive notice of the proposal prior to the close of business on March 22, 2006. Notices of intention to present proposals at the 2005 Annual Meeting should be addressed to Daryl Lindemann, Secretary, Morton Industrial Group, Inc., 1021 West Birchwood, Morton, Illinois 61550.

      If you do not expect to attend the Annual Meeting in person, we urge you to sign, date and return the enclosed proxy in the envelope provided. Please mail your proxy promptly, no matter how large or how small your holdings may be.

      Form 10-K. Copies of our Annual Report on Form 10-K for the year ended December 31, 2004, and its exhibits are available without charge upon request to our Secretary, 1021 West Birchwood, Morton, Illinois 61550. It is also available at our website: www.mortongroup.com.

By Order of the Board of Directors,

Daryl R. Lindemann
Secretary

APPENDIX A

Voting Rights of Class A common stock

and Class B common stock

      Holders of shares of Class A common stock and Class B common stock generally vote as a single class on all matters submitted to a vote of the shareholders, with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to the number of votes determined as described below. (In cases where the vote could adversely affect the rights of holders of the Class A common stock or holders of the Class B common stock, the two classes vote separately.) Each share of Class B common stock is entitled to the number of votes, which will fluctuate from time to time, to ensure that the aggregate votes of the Class A common stock and Class B common stock available to an Affiliated Group (as defined at the end of this paragraph) that is the holder of Class B common stock will be equal to 24% of the total votes available to be cast by all holders of Common Stock, regardless of class. The sole Affiliated Group is:

•	William D. Morton, entities controlled by him, and/or members of his immediate family (the “Morton Affiliated Group”).

      The prior Three Cities Affiliated Group ceased to exist when it sold its shares of Class B common stock to Mark Mealy, and those Class B shares’ automatically converted to Class A shares with one vote per share.

      No new affiliated groups can be created.

      The voting power of the individual shares of Class B common stock of the Morton Affiliated Group is determined as of the record date for each shareholders meeting. Currently, each share of Class B common stock has 3.72909 votes. The maximum number of votes that a share of Class B Common Stock may have is ten.

      For purposes of calculating the number of votes per share attributable to the Class B common stock, certain shares of Class A common stock (the “Designated Shares”) owned by the Morton Affiliated Group (other than approximately 365,990 shares of Class A common stock held by Mr. Morton) will be aggregated with the votes attributable to the Class B common stock to ensure that the Morton Affiliated Group has 24% of the Company’s outstanding voting power with respect to its Designated Shares and Class B common stock. If the Morton Affiliated Group owns Class A common stock in addition to its Designated Shares, the Morton Affiliated Group may also vote such additional Class A common stock, resulting in the Morton Affiliated Group’s having voting power in excess of 24%. The Morton Affiliated Group currently owns 888,000 Designated Shares plus additional shares of Class A common stock.

      If the Morton Affiliated Group sells or transfers any of its Designated Shares to persons outside that Affiliated Group, the votes per remaining share of the Class B common stock will increase for that Affiliated Group. Any shares of Class A common stock that a member of an Affiliated Group transfers will generally be deemed to reduce Designated Shares, thus increasing the votes per share attributable to the Class B common stock by an amount sufficient to maintain the voting power of the Morton Affiliated Group at 24% of the votes eligible to be cast at any meeting of shareholders. In general, if the Morton Affiliated Group acquires additional shares of Class A common stock, those shares will not be Designated Shares, unless Designated Shares have previously been transferred, in which case such newly acquired shares will be Designated Shares until the Morton Affiliated Group’s Designated Shares equals 888,000.

      Subject to the foregoing discussion, conversions of shares of Class B common stock into shares of Class A common stock and transfers of Class B common stock will reduce, on a pro rata basis, the guaranteed percentage vote to which the Morton Affiliated Group is entitled by reason of its ownership of its then remaining shares of Class B common stock.

APPENDIX B

Amended and Restated Charter of the Audit Committee of the Board of Directors

Of Morton Industrial Group, Inc.

I.	Audit Committee Purpose

      This Amended and Restated Audit Committee Charter (the “Charter”) has been adopted by the Board of Directors (the “Board”) of Morton Industrial Group, Inc. (the “Company”). The Audit Committee of the Board shall review and reassess this Charter annually and recommend any proposed amendments to the Board for consideration.

      The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls for finance, accounting, and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditors and internal auditing personnel.

•	Provide an avenue of free and open communication among the independent auditors, management, internal auditing personnel, and the Board.

      The Audit Committee has the authority to conduct any investigation or inquiry necessary for it to fulfill its responsibilities, and it has direct access to the independent auditors, the Company’s finance, accounting, internal auditing, and other employees and contractors. The Audit Committee may retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary to the performance of its duties.

II.	Audit Committee Composition and Meetings

      For as long as the Company has no securities listed on a national securities exchange or by a national securities association, the Audit Committee shall be comprised of two or more directors as determined by the Board, each of whom shall be independent directors. If the Company has securities listed on a national securities exchange or by a national securities association, the Audit Committee shall be comprised of three or more independent directors as determined by the Board. “Independent director” shall have the meaning given such term in NASD Rule 4200(a) (15) or its successor rule. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements (including the Company’s balance sheet, income statement, and cash flow statement). To the extent reasonably possible, at least one member of the Audit Committee shall be a person the Board has determined is a financial expert. A financial expert shall be a person having the following attributes:

(i) An understanding of generally accepted accounting principles and financial statements;

(ii) The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(iii) Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(iv) An understanding of internal controls and procedures for financial reporting; and

(v) An understanding of audit committee functions.

A person shall have acquired such attributes through:

(vi) Education and experience as principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

(vii) Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

(viii) Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

(ix) Other relevant experience.

      Audit Committee members shall be appointed by the Board. Audit Committee members shall elect one of their number to serve as the Chair of the Committee. The Chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and maintaining regular contact with the Company’s Chief Executive Officer, Chief Financial Officer, the Company’s independent audit partner, and the supervisor of the Company’s internal audit personnel. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee should meet privately in executive session at least annually with management, the supervisor of the Company’s internal auditing personnel, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors’ limited review procedures.

III.	Audit Committee Responsibilities and Duties

      The Audit Committee shall:

1. Have the sole authority to appoint or replace the independent auditor and shall approve in advance the terms and fees (or other compensation) of all audit engagement fees and non-audit engagements with independent auditors. The Audit Committee shall consult with management but shall not delegate these responsibilities.

2. Form and delegate authority to subcommittees when deemed appropriate by the Audit Committee.

3. Have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

4. Obtain annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Audit Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors’ independence.

5. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis and certifications of the Chief Executive Officer and the Chief Financial Officer and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

6. Review and discuss with management the independent auditors’ management letter and the Company’s response to it.

7. Issue annually a report to be included in the Company’s proxy statement as required by the rules of the Securities and Exchange Commission.

8. Oversee the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Audit Committee (and the Board) to report on any and all appropriate matters.

9. Discuss with a representative of management and the independent auditors: (1) the interim financial information contained in the Company’s Quarterly Report on Form 10-Q prior to its filing, (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Audit Committee as a whole in attendance, in person with the Audit Committee Chair, or by telephone.)

10. Oversee internal audit activities, including discussing with management and the internal auditors the function organization, objectivity, responsibilities, plans, results, budget, and staffing of the Company’s internal audit function.

11. Discuss with management, the internal auditors, and the independent auditors the quality and adequacy of and compliance with the Company’s internal and disclosure controls.

12. Discuss with management and/or the Company’s counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company’s financial statements and any material reports or inquiries from regulatory or governmental agencies.

13. Annually prepare a report to shareholders as required by the Securities and Exchange Commission that is included in the Company’s annual proxy statement.

14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

15. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates, or GAAP methods on the Company’s financial statements.

16. Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

17. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

18. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

19. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

(i) The adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management;

(ii) The management letter provided by the independent auditor and the Company’s response to that letter; and

(iii) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

20. Obtain and review a report from the independent auditor at least annually regarding (i) the auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent quality- control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent auditor and the Company;

21. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and the internal auditor.

The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

22. Discuss with the national office of the independent auditor issues on which they were consulted regarding accounting matters and matters of audit quality and consistency.

23. Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company about accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns about questionable accounting and auditing matters.

24. Review the appointment and replacement of the Chief Financial Officer and senior internal auditing executive.

25. Review and approve the annual internal audit plan.

26. Review the significant reports to management prepared by the internal auditing department and management’s responses.

27. Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

      The Audit Committee’s job is one of oversight. Management is responsible for the preparation of the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time and more detailed knowledge and information regarding the Company’s accounting, auditing, internal control and financial reporting practices than the Audit Committee does; accordingly, the Audit Committee’s oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

APPENDIX C

CODE OF BUSINESS CONDUCT AND ETHICS

Introduction

      For many years, Morton has enjoyed a reputation for high ethical standards in business and civic arenas. That reputation has been built— and must be maintained— on the basis of the conduct of all who represent our Company. This Code of Business Conduct and Ethics reflects the standards Morton employees, officers and directors are expected to observe to maintain and enhance our quality business practices. Underlying this Code are the fundamental requirements of honesty and good faith in all actions that reflect on the Company and our people. Employees, officers and Directors are expected to honor this spirit as well as the letter of the principles expressed in this document. Even the appearance of improper conduct must be avoided.

      This Code covers a broad range of business practices and procedures, but it does not cover every issue that may arise. Always err on the side of caution and if you have any questions about any part of this Code or its application in a particular circumstance, please contact your supervisor or Mr. Morton, Mr. Lindemann or Mr. Harrison for guidance.

1.	Compliance with Laws, Rules and Regulations

      All employees, officers and directors must respect and obey the laws, rules and regulations applicable in the jurisdictions in which we operate. You are not expected to know the details of these laws, but you should attend training sessions sponsored by the Company that cover legal issues that apply to your area of responsibility and seek advice from supervisors.

2.	Conflicts of Interest

      All employees, officers and directors must be scrupulous in avoiding a conflict with the Company’s interests. A “conflict of interest” exists when a person uses or appears to use their position in any way that may interfere with the interests of the Company. A conflict can arise when an employee, officer or director takes actions or has interests that may influence his or her ability to discharge his or her duties properly or make it difficult to perform his or her work on behalf of the Company. Conflicts of interest may also arise when an employee, officer or director, or members of his or her family, receives improper personal benefits as a result of his or her position in the Company. The following are examples of situations that present a conflict of interest:

•	Owning a financial interest in any outside company that provides or seeks to provide goods or services to Morton;

•	Receiving any benefit from an outside company or person, directly or indirectly, (other than as a normal customer or shareholder) as a result of having the authority to influence Company decisions;

•	Receiving a loan or a guarantee of obligation from an outside company (other than as a normal customer);

•	Purchasing, trading or dealing with real estate which Morton purchases, sells or leases;

•	Holding a position, such as owner, partner, manager, distributor or major shareholder, that may involve receipt of a benefit of any kind from a competitor or other outside company that could interfere with the best interests of Morton. (This does not preclude a family member of any employee, officer or director from holding such a position, but it does require vigilance to avoid any conflict of interest.)

      The best policy is to avoid any direct or indirect business connection with our customers, suppliers or competitors, except on our behalf.

      Conflicts of interest may not always be clear-cut. If you have a question, you should consult with your supervisor. Any employee, officer or director who becomes aware of a conflict or potential conflict should promptly disclose it to his or her supervisor.

3.	Gift Giving and Receiving

      The purpose of business entertainment and gifts is to create good will and sound working relationships, not to gain unfair advantage with customers. No gift or entertainment should ever be offered, given, provided or accepted by any Company employee, officer or director, or a family member, unless it: (1) is not a cash gift, (2) is consistent with customary business practices, (3) is not excessive in value, (4) cannot be construed as a bribe or payoff and (5) does not violate any laws or regulations. Please discuss with your supervisor any gifts or proposed gifts that you are not certain are appropriate.

4.	Insider Trading

      Employees, officers and directors who have access to or knowledge of confidential or nonpublic information are not permitted to buy, sell or otherwise trade Morton stock, whether or not they are relying on that information. They are also prohibited from sharing that information with others. All non-public information about the Company should be considered confidential information. To use non-public information for personal financial benefit or to disclose it to others who might make an investment decision on the basis of this information is not only a violation of this Code and unethical, it is also illegal. If you have any questions, please consult the Vice President of Finance.

5.	Corporate Opportunities

      Employees, officers and directors are prohibited from (a) taking for themselves personally any opportunities that belong to the Company or that are discovered through the use of Company property, information or position; (b) using corporate property, information, or position for improper personal gain, and (c) competing with the Company directly or indirectly. Employees, officers and directors owe a duty to the Company to advance its interests when the opportunity arises.

6.	Competition and Fair Dealing

      Morton seeks competitive advantages through superior performance, never through unethical or illegal business practices. Each employee, officer and director should respect the rights of and deal fairly with the Company’s customers, suppliers, competitors and other employees. No employee should take unfair advantage of anyone through manipulation, concealment, use of privileged information, misrepresentation or any other unfair practice.

7.	Discrimination and Harassment

      The diversity of the Company’s customers, employees and suppliers is a valuable asset. Morton is firmly committed to providing equal opportunity in all aspects of service and employment and will not tolerate any illegal discrimination or harassment of any kind. Examples include unwelcome sexual advances and derogatory comments based on racial or ethnic characteristics or religious beliefs.

8.	Record-Keeping

      The Company requires honest and accurate recording and reporting of information in order to make responsible business decisions and comply with all public reporting requirements. For example, only the true and actual number of hours worked should be reported. Business expense accounts must be only for authorized business purposes and must be documented and recorded accurately. If you are not sure whether a certain expense is legitimate, ask your supervisor or seek advice from the Vice President of Finance.

      All of the Company’s books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Company’s transactions and must conform both to applicable legal requirements and to the Company’s system of internal controls. Unrecorded or “off the books” funds or assets should not be maintained unless permitted by applicable law or regulation and approved by the Vice President of Finance.

      Business records and communications often become public or may be used in litigation. Avoid exaggeration, derogatory remarks, guesswork or inappropriate characterizations of people and other companies that can be misunderstood. This applies equally to e-mail, internal memos, and formal reports. Records should always be retained or destroyed according to the Company’s record retention policies. If litigation or governmental investigation is anticipated or underway that may require documents under your control, do not destroy or alter them and contact the Vice President of Finance immediately.

9.	Confidentiality

      Employees, officers and directors must maintain the confidentiality of non-public information disclosed by the Company, its suppliers or its customers, except when disclosure is authorized by the Vice President of Finance or required by law or regulation. The obligation to preserve confidential information continues even after employment ends.

10.	Protection and Proper Use of Company Assets

      All employees, officers and directors should protect the Company’s assets and ensure their efficient use for business purposes. Theft, carelessness, and waste have a direct impact on the Company’s profitability. Company equipment should not be used for non-Company business.

      The obligation of employees to protect the Company’s assets includes its proprietary information, such as trade secrets, patents, trademarks, and copyrights, as well as business, marketing and service plans, ideas, designs, databases, records, salary information and any unpublished financial data and reports and customer information. Unauthorized use or distribution of this information would violate Company policy. It could also be illegal and result in civil or even criminal penalties.

11.	Public Company Reporting

      As a public company, it is of critical importance that the Company’s filings with the Securities and Exchange Commission be accurate and timely. Any employee, officer or director may be called upon to provide necessary information to assure the Company’s public reports are complete, fair and understandable. The Company expects employees, officers and directors to take this responsibility very seriously and to provide prompt, accurate answers to inquiries related to the Company’s public disclosure requirements.

12.	Amendments and Waivers of the Code of Business Conduct and Ethics

      Only the Board of Directors may make any amendment to this Code. A waiver may be granted by the Board, subject to disclosure and other applicable requirements of the Securities and Exchange Commission.

13.	Reporting any Illegal or Unethical Behavior

      Employees are encouraged to talk to supervisors, managers or other appropriate personnel about observed or suspected illegal or unethical behavior or violations of this Code. If for any reason you are not comfortable approaching a supervisor, you may contact any member of management. If you request that any reports of suspected unethical or illegal behavior be held in confidence, the Company will, to the fullest extent possible, honor that request. The Company will not allow retaliation of any kind for reports of misconduct by others made in good faith by employees. Employees are expected to cooperate in internal investigations of misconduct. A violation of this Code and failure to cooperate in any investigation of a suspected violation may result in disciplinary action, up to and including termination of employment.

14.	Accounting Complaints

      It is a policy of Morton to comply with all applicable financial reporting and accounting regulations. Any employee, officer or director who has concerns or complaints about accounting or auditing matters is encouraged to report them to the Audit Committee of the Board of Directors. Any such report may be made to the Chairman of the Audit Committee at the offices of the Company and it will be forward promptly and confidentially. In addition, calls made to the Company’s Fraud Hotline, 309-263-1746, relating to concerns or complaints about accounting or auditing matters will be forwarded to the Chairman of the Audit Committee. Subject to its duties under law or legal proceedings, the Audit Committee will treat complaints and concerns it receives about suspected accounting or auditing issues confidentially. No employee, officer or director will be subject to disciplinary action or other retaliation for reports or complaints made in good faith.

15.	Compliance Procedures

      We must all work to ensure prompt and consistent action against violations of this Code. Since we cannot anticipate every situation that will arise, here are some guidelines to keep in mind:

•	Make sure you have all the facts. In order to reach the right solutions, we must be as fully informed as possible.

•	Ask yourself: What specifically am I being asked to do? Does it seem unethical or improper? This will enable you to focus on the specific question you are faced with, and the alternatives you have. Use your judgment and common sense; if something seems unethical or improper, it probably is.

•	Clarify your responsibility and role. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss the problem.

•	Discuss the problem with your supervisor. This is the basic guidance for all situations. In many cases, your supervisor will be more knowledgeable about the question, and will appreciate being included in the decision-making process. Remember that it is your supervisor’s responsibility to help solve problems.

•	If you are unsure of what to do in any situation, seek guidance before you act.

16.	Additional Standards for CEO, CFO, and Other Senior Financial Officers

      The Company’s Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller, or other officials performing similar functions for the Company or any of its subsidiaries (collectively, the “Senior Officers”) shall develop procedures and standards that are reasonably designed to deter wrongdoing and to promote:

•	Honest and ethical conduct;

•	Full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications of the Company;

•	Compliance with applicable governmental laws, rules, and regulations;

•	The prompt internal reporting of violations of this Code to appropriate persons identified therein; and

•	Accountability for adherence to this Code.

      Without limiting the generality of the foregoing or precluding the development of additional elements of this Code, Senior Officers will:

•	Conduct their personal and professional affairs in a way that avoids both real and apparent conflicts of interest between their interests and the interests of the Company;

•	Refrain from engaging in any activity that would compromise their professional ethics or otherwise prejudice their ability to carry out their duties to the Company;

•	Communicate to executive management and the Audit Committee of the Company and to the independent accountants engaged in financial audits of the Company, all relevant unfavorable as well as favorable information and professional judgments or opinions;

•	Encourage open communication and full disclosure of financial information by providing a well understood process under which management and the Audit Committee is kept informed of financial information of importance, including any departure from sound policy, practice, and accounting norms;

•	Ensure that all relevant staff members understand the Company’s open communication and full disclosure standards and processes;

•	Refrain from disclosing confidential information acquired in the course of their work except where authorized, unless legally obligated to do so;

•	Inform subordinates, as appropriate, about the confidentiality of information acquired in the course of their work and monitor, as needed, to ensure that subordinates maintain such confidentiality;

•	Refrain from using or appearing to use confidential information acquired in the course of their work for unethical or illegal advantage, either personally or indirectly through others;

•	Establish appropriate systems and procedures to ensure that business transactions are recorded in the Company’s books in accordance with GAAP, established Company policy, and appropriate regulatory pronouncements and guidelines;

•	Establish appropriate policies and procedures for the protection and retention of accounting and other corporate records and information as required by applicable law, regulation, or regulatory guidelines;

•	Establish and administer financial accounting and disclosure controls that are appropriate to ensure the integrity of the disclosure and financial reporting process and the timely availability of relevant information disclosure; and

•	Make complete disclosure of all relevant information required by the Company’s internal and external auditors.

ANNUAL MEETING OF SHAREHOLDERS OF

MORTON INDUSTRIAL GROUP, INC.

June 7, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible

â Please detach along perforated line and mail in the envelope provided. â

20330000000000000000 9	06084

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect three directors to serve for one year terms until the Annual Meeting of Shareholders in 2006.

NOMINEES
FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡ ¡	William D. Morton Fred W. Broling Mark W. Mealy
FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of KPMG LLP as independent auditors for the company for 2005.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Morton Industrial Group, Inc. Annual Meeting that is incidental to the conduct thereof and any adjournment or postponement thereof.

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at the Morton Industrial Group, Inc. Annual Meeting and any adjournment or postponements therefor.

Please Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

Signature of Shareholder	Date:

Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MORTON INDUSTRIAL GROUP, INC.

Annual Meeting of Shareholders

June 7, 2005

     The undersigned hereby appoints Daryl R. Lindemann and Brian L. Geiger, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) of Morton Industrial Group, Inc., to be held at The Siena Hotel, 1505 E. Franklin Street, Chapel Hill, NC 27514, on June 7, 2005, at 10:00 a.m., local time, and at any adjournment or postponement of the Morton Industrial Group, Inc. Annual Meeting, all of the shares of Common Stock ($.01 par value) of Morton Industrial Group, Inc. standing in the name of the undersigned or which the undersigned may be entitled to vote on the matters described on the reverse side of this card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MORTON INDUSTRIAL GROUP, INC. PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)